UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2014

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19001	84-1070932
(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 766-5351

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 28, 2014, Vapor Corp. (the “Company”) issued a press release announcing that The NASDAQ Stock Market LLC approved the Company’s application to have its common stock listed on The NASDAQ Capital Market. Effective at the opening of trading on May 30, 2014, the Company’s common stock will trade on The NASDAQ Capital Market under its existing symbol “VPCO.”

The Company’s common stock will continue to be quoted on the OTCQB under its existing symbol “VPCO” until the close of trading on May 29, 2014, 2014.

A copy of the press release is filed herewith as Exhibit 99.1.

In preparation for listing the Company’s common stock on The NASDAQ Capital Market, the Company’s Board of Directors has established a standing audit committee, compensation committee and nominating and corporate governance committee, appointed independent directors Robert J. Barrett III, Angela Courtin and Frank E. Jaumot as members of each committee and adopted a charter for each committee. Mr. Jaumot, who qualifies as an audit committee financial expert (as defined by the Securities and Exchange Commission), has been appointed chairperson of the audit committee. Mr. Barrett has been appointed chairperson of the compensation committee and Ms. Courtin has been appointed chairperson of the nominating and corporate governance committee.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Vapor Corp. dated May 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP. (Registrant)

	By:	/s/ Harlan Press
Harlan Press
Date: May 28, 2014		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Vapor Corp. dated May 28, 2014